UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 28, 2011
Cole Credit Property Trust II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51963	20-1676382
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)
(602) 778-8700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure
     On June 28, 2011, Cole Real Estate Investments sent a letter to financial advisors announcing recent developments and highlights from the first half of 2011 relating to Cole Credit Property Trust II, Inc. (“CCPT II”). A copy of the letter is attached as Exhibit 99.1 hereto and incorporated herein by reference.
     The information in Item 7.01 and Item 9.01 of this Current Report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section; and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.
Item 8.01      Other Events
     On June 28, 2011, Cole Real Estate Investments announced that it is actively exploring options to successfully exit CCPT II’s portfolio within the next 12 months, and that the potential exit strategies it is looking at include, but are not limited to, a sale of the portfolio or a listing of the portfolio on a public stock exchange.
Item 9.01      Financial Statements and Exhibits
(d) Exhibits
99.1 Letter to financial advisors regarding CCPT II.
Certain statements in this Current Report may be considered forward-looking statements that reflect the current views of CCPT II’s management with respect to future events. Forward-looking statements about CCPT II’s plans, strategies, and prospects are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Forward-looking statements are not intended to be a guarantee of any event, action, result, outcome or performance in future periods. CCPT II does not intend or assume any obligation to update any forward-looking statements, and the reader is cautioned not to place undue reliance on them.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 28, 2011	COLE CREDIT PROPERTY TRUST II, INC.

	By:	/s/ D. Kirk McAllaster, Jr.

	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President and Chief Financial Officer Principal Financial Officer